Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Partners

NGL Energy Partners LP

We have audited the accompanying combined balance sheet of the Businesses of Pacer Propane contributed to NGL Energy Partners LP (the “Company”) as of December 31, 2011 and the related combined statements of operations and changes in equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Businesses of Pacer Propane contributed to NGL Energy Partners LP as of December 31, 2011, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
March 19, 2012

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Balance Sheet

December 31, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,849,394
Accounts receivable - trade, net of allowance of $70,012	4,388,545
Accounts receivable - related parties	15,300
Inventories	964,744
Other current assets	43,243
Total current assets	7,261,226

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $12,647,427	10,483,508

GOODWILL	3,616,594

OTHER INTANGIBLE ASSETS, net of accumulated amortization of $3,237,925	299,628

Total assets	$21,660,956

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$2,026,126
Advance payments received from customers	1,362,804
Payables to affiliates	623,252
Current maturities of long-term debt	642,544
Total current liabilities	4,654,726

LONG-TERM DEBT, net of current maturities	2,128,479

COMMITMENTS AND CONTINGENCIES

EQUITY	14,877,751

Total liabilities and equity	$21,660,956

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Statement of Operations and

Changes in Equity

Year Ended December 31, 2011

REVENUES:
Propane sales	$38,552,089
Sales of parts and appliances	530,832
Other operating revenues	1,056,569
Total Revenues	40,139,490

COST OF SALES	26,320,487

Gross Margin	13,819,003

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	8,853,604
Depreciation and amortization	1,300,734
Operating Income	3,664,665

OTHER INCOME (EXPENSE):
Interest expense	(131,180)
Interest income	82,698
Other, net	42,379

Net income	$3,658,562

Equity, beginning of year	14,878,463
Contributions from members	6,300
Distributions to members	(3,665,574)
Equity, end of year	$14,877,751

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Statement of Cash Flows

Year Ended December 31, 2011

OPERATING ACTIVITIES:
Net income	$3,658,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,300,734
Gain on sale of property, plant and equipment	(38,417)
Bad debt provision	205,882
Other	4,243
Changes in operating assets and liabilities -
Accounts receivable	(345,178)
Inventories	193,625
Other current assets	19,162
Accounts payable and accrued liabilities	(244,417)
Advance payments received from customers	112,938
Net cash provided by operating activities	4,867,134

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(823,840)
Proceeds from sales of property, plant and equipment	58,495
Net cash used in investing activities	(765,345)

FINANCING ACTIVITIES:
Proceeds from long-term debt	919,000
Payments on long-term debt	(700,547)
Debt issuance costs	(10,085)
Contributions from members	6,300
Distributions to members	(3,665,574)
Net change in payables to affiliates	(550,012)
Change in accounts receivable - related parties	(15,300)
Net cash used in financing activities	(4,016,218)
Net increase in cash and cash equivalents	85,571
Cash and cash equivalents, beginning of year	1,763,823
Cash and cash equivalents, end of year	$1,849,394

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$124,647

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements

As of December 31, 2011 and for

The Year Then Ended

Note 1 — Nature of Operations and Organization

The accompanying financial statements represent the combined financial statements of the following individual limited liability companies that are related through common control and ownership (collectively, “the Company” or “the Companies”):

Pacer Propane (Washington), L.L.C.

Pacer-Enviro Propane, L.L.C.

Liberty Propane, L.L.C.

Pacer-Portland Propane, L.L.C.

Pacer-Pittman Propane, L.L.C.

Pacer-Salida Propane, L.L.C.

Pacer-Utah Propane, L.L.C.

On January 3, 2012, each of the Companies contributed substantially all of its assets to NGL Energy Partners LP (“NGL Energy”), in exchange for a combined total of $32.2 million and 1.5 million common units of NGL Energy.

The majority of the member interests in each of the limited liability companies included in these combined financial statements is owned by Pacer Propane Holding, LP (collectively with its general partner, Pacer Propane Holding, Inc., “Pacer Holding”). Pacer Propane (Washington), L.L.C. is wholly-owned by Pacer Holding.

The Company’s primary activity is the retail marketing and distribution of liquid propane gas.  The Company serves retail markets in Washington, Oregon, Utah, Illinois, Colorado, Tennessee and Mississippi.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  All significant intercompany transactions have been eliminated.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs.  These estimates are based on management’s knowledge of current events, historical experience and various other assumptions that they believe to be reasonable under the circumstances.

Critical estimates made in the preparation of these combined financial statements include the collectability of accounts receivable; the valuation of inventories; useful lives and recoverability of property, plant equipment and finite-lived intangible assets; the impairment of goodwill; accruals for various commitments and contingencies; and allocations of corporate level expenses, among others.  Although management believes these estimates are reasonable, actual results could differ from the estimates.

Fair Value Measurements

The Company applies fair value measurements to certain assets and liabilities, principally assets and liabilities acquired in a business combination.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date.  Fair value is based upon assumptions that market participants would use when pricing an asset or liability, including assumptions about risk and risks inherent in valuation techniques and inputs to valuations.

The Company has no assets or liabilities that are required to be recorded on the basis of fair value at December 31, 2011.  For the December 31, 2011 balances of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and advance payments received from customers, the carrying value is a reasonable estimate of fair value, primarily because of the short-term nature of the instruments.

Revenue Recognition

The Company’s revenue is primarily generated by the sale of propane, propane-related appliances, parts, and fittings, by the rental of equipment, and by services provided to its customers.

The Company records revenues from propane and propane-related sales at the time title to the product transfers to the purchaser, which typically occurs upon receipt of the product by the purchaser or installation of the appliance.  The Company records service revenues at the time the service is performed and tank and other rentals over the term of the lease.  Revenue-related taxes collected from customers and remitted to taxing authorities, principally sales and use taxes, are reported on a net basis.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Cost of Sales

Cost of sales includes all costs incurred to acquire propane, including the costs of transporting and storing inventory prior to delivery to the customer, as well as any costs related to the sale of propane appliances and equipment.  Cost of sales does not include any depreciation or amortization of property, plant and equipment or intangible assets.  Depreciation and amortization is separately classified in the combined statement of operations.

Operating and General and Administrative Expenses

Operating and general and administrative expenses includes costs of personnel, vehicles, delivery, handling, plants, field offices, selling, marketing, credit and collections, and other functions related to the retail distribution of propane and related equipment and supplies.  Operating and general and administrative expenses also includes management fees charged by Pacer Holding for certain expenses of corporate office functions.

Advertising Costs

The Company expenses all advertising costs as incurred.  The total advertising expense for the year ended December 31, 2011 was approximately $0.1 million.

Cash and Cash Equivalents

The Company reports all highly liquid investments with a maturity of three months or less at acquisition date as cash equivalents.  In the ordinary course of business, the Company has, at various times, cash deposits with banks that are in excess of federally insured limits.  Management believes that the possibility of any loss is minimal.

Accounts Receivable and Concentration of Credit Risk

The Company grants credit to customers for the purchase of propane and propane-related products.  Accounts receivable are uncollateralized customer obligations due under normal trade terms.  Accounts receivable are stated at the amount billed to the customer plus any accrued and unpaid interest on unpaid and past due accounts receivable.  Interest charges during the year ended December 31, 2011 are reported within interest income in the accompanying combined statement of operations.  Management individually reviews past due accounts receivable balances and records an allowance for doubtful accounts, if needed, based on an assessment of current customer creditworthiness.  Past due accounts are written off against the allowance for doubtful accounts once collection attempts have been exhausted.  The changes in the allowance for doubtful accounts during the year ended December 31, 2011 are summarized below:

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Allowance for doubtful accounts, beginning of year	$64,852
Bad debt provision	205,882
Write off of uncollectible accounts	(200,722)
Allowance for doubtful accounts, end of year	$70,012

For the year ended December 31, 2011, no individual customer accounted for more than 10% of the Company’s combined revenues.

Inventories

The Company’s inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method.  Cost includes the cost of transportation and storage.

Inventories consist of the following at December 31, 2011:

Propane	$766,059
Parts, appliances, and other	198,685
Total	$964,744

Property, Plant and Equipment, Depreciation and Impairments

Property, plant and equipment are stated at cost, less accumulated depreciation.  Acquisitions and improvements are capitalized, and maintenance and repairs are expensed as incurred.  When the Company disposes of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in other income.  Depreciation expense is computed primarily using the straight-line method over the estimated useful lives (see Note 4).

The Company evaluates the carrying value of its long-lived assets for impairment when events and circumstances warrant such a review.  A long-lived asset group is considered impaired when the anticipated undiscounted future cash flows from the asset group are lower than its carrying value.  In that event, a loss is recognized equal to the amount by which the carrying value exceeds the fair value of the assets.  No impairments of long-lived assets were recorded during the year ended December 31, 2011.

Intangible Assets

The Company’s identifiable intangible assets consist primarily of customer relationships and covenants not to compete acquired in business combinations.  The Company capitalizes acquired intangible assets if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of an intent to do so.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Intangible assets with estimable useful lives are amortized over their respective useful lives on a straight-line basis, and reviewed for impairment when events or circumstances indicate that an impairment may have occurred (see Note 5).

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets of acquired businesses.

The Company evaluates goodwill for impairment annually or when events or circumstances occur indicating that goodwill might be impaired.  The Company performs this impairment testing at year end.

The annual impairment assessment of goodwill is a two-step process:

•                  In step 1 of the goodwill impairment test, the Company compares the fair value of the reporting unit with its carrying amount, including goodwill.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired.  If the carrying amount of a reporting unit exceeds its fair value, the Company performs the second step of the goodwill impairment test to measure the amount of impairment loss, if any.

•                  In step 2 of the goodwill impairment test, the Company compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

The Company utilizes the market approach in determining the fair value of the reporting unit.  The market approach considers forecasted discounted future cash flows and a terminal value which applies a market multiple to adjusted cash flows.  Based upon this analysis, the Company concluded that the fair value of each of the reporting units exceeded its carrying value and therefore step 2 of goodwill impairment testing was not required at December 31, 2011.  Estimates and assumptions used to perform the impairment testing are inherently uncertain and can significantly affect the outcome of the impairment test.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities on the accompanying combined balance sheet consists primarily of purchases of propane inventory.  The Company records product purchases at the time title to the product transfers to the Company, which typically occurs upon receipt of the product.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Asset Retirement Obligations

Asset retirement obligations include legal or contractual obligations associated with the retirement of long-lived assets, such as requirements to incur costs to dispose of equipment or to remediate the environmental impacts of the normal operation of the assets. The Company records liabilities for asset retirement obligations when a known obligation exists under current law or contract and when a reasonable estimate of the value of the liability can be made. The Company may be subject to removal and restoration costs upon retirement of its facilities; however, the Company does not believe the present value of such obligations under current laws and regulations, after taking into account the estimated lives of the facilities, is material to its financial position or results of operations. Accordingly, no liability for asset retirement obligations is recorded on the accompanying combined balance sheet.

Income Taxes

The Companies included in these combined financial statements are limited liability companies that are taxed as partnerships under the Internal Revenue Code.  As a result, the Company does not pay federal income taxes on its taxable income; instead, the Company’s taxable earnings or losses are included in the tax returns of the individual owners.  The Company’s net earnings for financial statement purposes may differ significantly from taxable income reportable to such owners, as a result of differences between the tax basis and financial reporting basis of assets and liabilities.  The Company pays income taxes to certain states as required by the tax codes of the respective states.  This expense is reported within operating and general and administrative expenses in the accompanying statement of operations.

Note 3 - Related Party Transactions

The majority of the member interests in each of the Companies included in these combined financial statements is owned by Pacer Propane Holding, LP (collectively with its general partner, Pacer Propane Holding, Inc., “Pacer Holding”).  Pacer Propane (Washington), L.L.C. is wholly-owned by Pacer Holding.

Pacer Holding incurred certain general and administrative expenses for corporate office functions, a portion of which it allocated to its subsidiaries in the form of a management fee.  During the year ended December 31, 2011, Pacer Holding incurred approximately $0.9 million of such expenses.  Pacer Holding charged the Company a management fee of approximately $0.5 million, which is recorded within operating and general and administrative expenses in the accompanying statement of operations.

Pacer Holding advanced funds to certain of the companies included in these combined financial statements.  At December 31, 2011, the combined amount owed by the Company to Pacer Holding, in the form of advances and management fees, was approximately $0.6 million, and is included within payables to affiliates on the accompanying combined balance sheet.  Pacer Holding did not charge interest to the Company on these balances.  During the year ended December 31, 2011, the Company made net payments of approximately $0.6 million on these obligations; this is reported within net change in payables to affiliates in the accompanying combined statement of cash flows.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

One of the companies included in these combined financial statements, Pacer Propane (Washington), L.L.C., advanced funds to Pacer Holding.  The balance of this advance was approximately $1.1 million at December 31, 2011, and is reported as a reduction to equity on the accompanying combined balance sheet.  During the year ended December 31, 2011, Pacer Propane (Washington), L.L.C. made net advances of $0.2 million to Pacer Holding; this is reported within distributions to members in the accompanying combined statements of cash flows and changes in equity.  No interest was charged to Pacer Holding on these advances.

Pacer Holding was a borrower on several credit agreements, and this debt was secured by Pacer Holding’s membership interests in the Companies.  These agreements also contained certain cross-collateralization provisions, under which the lenders had certain security interests in the assets of the Companies.  Neither Pacer Holding’s debt nor the related interest expense is reported in the accompanying combined financial statements of the Company.  Pacer Holding retired all of its long-term debt in January 2012.

Note 4 - Property, Plant and Equipment

Property, plant and equipment consists of the following at December 31, 2011:

	Estimated Useful
	Lives (Years)	Book Value

Bulk tanks	7-20	$10,275,805
Vehicles	5-10	6,194,467
Buildings and improvements	7-40	2,556,174
Cylinders	7-20	1,761,055
Land	N/A	1,164,901
Dispensing equipment	5-20	764,719
Other equipment	3-10	413,814
		23,130,935
Less: Accumulated depreciation		(12,647,427)
Net property, plant and equipment		$10,483,508

Depreciation expense was approximately $1.1 million for the year ended December 31, 2011.

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Note 5 - Intangible Assets

Intangible assets consist of the following at December 31, 2011:

	Estimated Useful	Gross	Accumulated	Net
	Lives (Years)	Book Value	Amortization	Book Value

Customer relationships	15	$3,312,819	$(3,074,993)	$237,826
Non-compete agreement	10	224,734	(162,932)	61,802
		$3,537,553	$(3,237,925)	$299,628

Amortization expense was approximately $0.2 million for the year ended December 31, 2011.  Future amortization expense is estimated as follows:

Year Ending December 31,
2012	$127,442
2013	43,704
2014	38,086
2015	21,231
2016	21,231
Thereafter	47,934
$299,628

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Note 6 - Long-Term Debt

Long-term debt at December 31, 2011 consists of the following:

Pacer - Enviro Propane, L.L.C. construction loan from a bank, due in monthly payments of $4,551 including variable interest at the bank’s base rate, subject to a 4% floor, matures March 2021 (interest rate in effect at December 31, 2011 was 4%)	$782,049

Pacer - Salida Propane, L.L.C. note payable to a bank, interest rate varies at a prime rate plus 0.5%, but shall not be less than 4.75% or greater than 6.25%, due in monthly installments of $24,738 including interest, matures October 2014 (interest rate in effect at December 31, 2011 was 4.75%)	763,877

Pacer - Portland Propane, L.L.C. note payable to a bank, interest rate varies at 0.5% above the bank’s base rate, but shall not be less than 4.5% or greater than 6.75%, due in monthly installments of $10,815 plus interest, matures September 2014, with a final balloon payment of approximately $270,000 (interest rate in effect at December 31, 2011 was 4.5%)	616,403

Liberty Propane, L.L.C. note payable to a bank, interest rate varies at 0.5% above the bank’s base rate, but shall not be less than 4.5% or greater than 6.75%, due in monthly installments of $13,918 plus interest, matures January 2014 (interest rate in effect at December 31, 2011 was 4.5%)	347,922

Liberty Propane, L.L.C., note payable to a bank, interest rate varies at 0.5% above the bank’s base rate, due in monthly installments of $2,000 plus interest, matures January 2016 (interest rate in effect at December 31, 2011 was 3.75%)	98,000

Pacer - Salida Propane, L.L.C. non-compete note payable, $100,000 due October 2014 (interest imputed)	87,178

Pacer - Salida Propane, L.L.C. note payable to a bank, interest rate varies at 0.5% above the bank’s base rate, due in monthly installments of $1,233 plus interest, matures October 2015 (interest rate in effect at December 31, 2011 was 3.75%)	56,733

Liberty Propane, L.L.C., note payable to an individual, matures June 2012	18,861

Total long-term debt	2,771,023
Less current maturities	(642,544)

Long-term maturities	$2,128,479

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

Scheduled future principal payments to be made on long-term debt, based on interest rates and terms in effect at December 31, 2011, are as follows:

Year ending December 31,
2012	$642,544
2013	641,578
2014	740,755
2015	63,138
2016	29,884
Thereafter	653,124
Total	$2,771,023

Substantially all of the Company’s assets served as collateral under its credit agreements and under certain credit agreements of Pacer Holding.  Certain of these credit agreements required Pacer Holding to maintain specified financial covenants.

In January 2012, as a result of the combination transaction with NGL Energy, the Company and Pacer Holding retired all of their outstanding long-term debt payable to banks.

Note 7 - Commitments and Contingencies

Environmental Matters

The Company’s operations are subject to extensive federal, state and local environmental laws and regulations that could require expenditures for remediation of operating facilities.  Although management believes the Company’s operations are in substantial compliance with applicable environmental laws and regulations, risks of additional costs and liabilities are inherent in the propane marketing and distribution business, and there can be no assurance that significant costs and liabilities will not be incurred.  In addition, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations or prior operations, could result in substantial costs and liabilities.  Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health, and the handling, storage, use, and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability, that could result from such events.  However, some risk of environmental or other damage is inherent in the Company’s business.

Other Matters

The Company is involved in claims and legal actions arising in the ordinary course of business.  In the opinion of the Company’s management, the ultimate resolution of these claims and legal actions, after consideration of insurance coverage, will not have a material adverse effect on the Company’s

THE BUSINESSES OF PACER PROPANE

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of December 31, 2011 and for

The Year Then Ended

combined financial position.  However, the outcome of such matters is inherently uncertain, and estimates could change materially as circumstances develop.

Lease Commitments

The Company has entered into certain operating leases, primarily for land and buildings.  For certain of the leases, the lessors are related parties.  Future minimum payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows at December 31, 2011:

Year ending December 31,
2012	$70,490
2013	37,100
2014	10,625
Total	$118,215

Total rent expense was approximately $0.2 million for the year ended December 31, 2011.  Approximately $0.1 million of this rent expense was paid to related parties.

Note 8 - 401(k) Plan

The Company maintains a 401(k) profit sharing plan for eligible employees and members.  Eligible employees and members of the 401(k) profit sharing plan may contribute amounts up to the statutory limits and the Company provides matching contributions up to a stipulated percentage of the employee contributions.  Company contributions to the plan, if any, are at the discretion of Pacer Holding subject to statutory limits.  Company contributions to the plan totaled approximately $0.1 million for the year ended December 31, 2011.

Note 9 - Subsequent Events

Management has evaluated subsequent events through March 19, 2012, which is the date the combined financial statements were available to be issued.

On January 3, 2012, the Company contributed substantially all of its assets to NGL Energy.  Also in January 2012, the Company retired all of its outstanding long-term debt payable to banks and made certain distributions to Pacer Holding, and Pacer Holding retired all of its outstanding long-term debt payable to banks. Also during 2012, the Company paid approximately $0.1 million to settle a contract for storage services that were no longer needed.